UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
 _________________
FORM 8-K
__________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) November 12, 2015
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Matrix Service Company
(Exact Name of Registrant as Specified in Its Charter)
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DELAWARE	001-15461	73-1352174
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5100 E Skelly Dr., Suite 500, Tulsa, OK		74135
(Address of Principal Executive Offices)		(Zip Code)
918-838-8822
(Registrant’s Telephone Number, Including Area Code)
NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)
__________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On November 12, 2015, the Company held its 2015 Annual Meeting of Stockholders (the "Annual Meeting"). Set forth below are the matters acted upon by the stockholders at the Annual Meeting, and the final voting results of each such proposal.

Proposal One - Election of Directors
The nominees for election to the Board of Directors were elected to serve for a term expiring at the 2016 annual meeting of stockholders or until their successors shall be duly elected and qualified. The results of the vote were as follows:

Nominee	Votes For	Authority Withheld	Broker Non Votes
John R. Hewitt	22,566,089	356,130	1,628,708
Michael J. Hall	22,558,936	363,283	1,628,708
I. Edgar (Ed) Hendrix	22,612,962	309,257	1,628,708
Paul K. Lackey	22,615,589	306,630	1,628,708
Tom E. Maxwell	22,582,927	339,292	1,628,708
Jim W. Mogg	22,653,032	269,187	1,628,708
James H. Miller	22,613,012	309,207	1,628,708

Proposal Two - Ratification of Selection of Independent Registered Public Accounting Firm
The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2016 was approved. The results of the vote were as follows:

For	24,031,105
Against	516,053
Abstentions	3,769
Proposal Three - Advisory Vote to Approve Named Executive Officer Compensation
The stockholders voted to approve, on an advisory basis, named executive officer compensation for fiscal 2015. The results of the vote were as follows:

For	22,014,039
Against	854,733
Abstentions	53,447
Broker Non votes	1,628,708

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Matrix Service Company

Dated: November 16, 2015	By:	/s/ Kevin S. Cavanah

Kevin S. Cavanah
Vice President and Chief Financial Officer